Exhibit 99.1
August 18, 2008 — Frequently Asked Questions and Answers – (FAQs)
From time to time, Investor Relations will provide FAQs on various topics of interest. The following is a recent FAQ.

Q	What are the IMS prescription volumes for VYTORIN and ZETIA?

A	U.S. Total Prescription Volume (000’s)

	January	February	March	April	May	June	July
	2008	2008	2008	2008	2008	2008	2008

Cholesterol Management Market	20,402	18,941	19,687	19,543	19,804	19,398	20,294
Total Merck/Schering-Plough Franchise	3,205	2,773	2,803	2,492	2,463	2,352	2,378
VYTORIN	1,839	1,597	1,610	1,420	1,404	1,330	1,339
ZETIA	1,366	1,176	1,193	1,072	1,060	1,022	1,039
Source: IMS’ National Prescription Audit Plus (NPA+) as of August 13, 2008, which includes routine refinements by IMS to previously published data.
DISCLOSURE NOTICE: The information in the frequently asked questions included in this FAQ, and in other written and oral statements about Schering-Plough and its business made by Schering-Plough or its officers from time to time, includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to prescription trends for VYTORIN and ZETIA.
Forward-looking statements relate to expectations or forecasts of future events. Schering-Plough does not assume the obligation to update any forward-looking statement. Many factors could cause actual results to differ materially from Schering-Plough’s forward-looking statements, including market forces (such as customer buying patterns); economic factors; product availability; patent and other intellectual property protection; current and future branded, generic or over-the-counter competition; the timing and outcomes of the regulatory process; and prescriber, patient and media reaction to data obtained from post-marketing clinical trials, among other uncertainties. For further details about these and other factors that may impact the forward-looking statements, see Schering-Plough’s Securities and Exchange Commission filings, including Part II, Item 1A. “Risk Factors” in Schering-Plough’s 10-Q for the quarterly period ended June 30, 2008, filed August 1, 2008.